UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 2, 2011

SureWest Communications

(Exact name of registrant as specified in its charter)

California	000-29660	68-0365195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8150 Industrial Avenue, Roseville, California	95678
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (916) 772-2000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 2, 2011, SureWest Communications (the “Company”) entered into a five year senior secured Credit Agreement (“Credit Agreement”) for a $264 million credit facility with CoBank ACB, in its capacity as administrative agent, as lead arranger, as bookrunner, as issuing lender, as swingline lender and as a lender, Royal Bank of Canada, as syndication agent, as bookrunner, as lead arranger and as a lender, Union Bank, N.A., as documentation agent, as lead arranger, and as a lender, and each other lender from time to time party thereto.

The Credit Agreement includes (i) a $34 million revolving loan facility (the “Revolving Loan Facility”), which includes a $6 million swingline loan commitment and a $5 million commitment for the issuances of letters of credit, each as a subfacility to the Revolving Loan Facility, (ii) a fully drawn $40 million term loan facility (the “Term Loan A Facility”), and (iii) a $190 million (the “Term Loan B Commitment”) term loan facility (the “Term Loan B Facility”).  The maturity date of the Term Loan A Facility is May 31, 2011.  On the maturity date for the Term Loan A Facility, the Term Loan B Commitment will be increased by $40 million and the Term Loan A will be converted to a Term Loan B borrowing.  All amounts outstanding on the Revolving Loan Facility and the Term Loan B Facility will be due on March 2, 2016.

The initial funding is expected to occur on or about March 14, 2011, and on such date the Company will continue the $40 million Term Loan A Facility in a fixed rate loan under the Company’s current credit facility and will borrow $170 million in term loans under the Term Loan B Facility.  The Term Loan B Commitment includes a delayed draw amount which allows for one or more additional advances not to exceed the remaining $20 million, which may be used solely for capital expenditures.

Commencing on September 30, 2011, and on the last day of each quarter thereafter, the Company must repay the Term Loan B Facility in equal quarterly principal payments in the amount of $3.75 million.  In addition, the Company must make mandatory repayments under certain circumstances upon receipt of proceeds from insurance, asset dispositions, debt issuances and equity issuances.

The Company’s obligations under the Credit Agreement and related interest rate protection or other hedging arrangements will be secured by a perfected first priority security interest granted by the Company and each of its material subsidiaries (collectively, the “Loan Parties”) in all tangible and intangible, present and future assets of the Loan Parties.  Security will include the capital stock now owned or hereafter acquired by any Loan Party in all of its subsidiaries.

Borrowings under the Credit Agreement (other than each swingline loan and the Term Loan A Facility) will bear interest based, at the Company’s election, on the London Interbank Offered Rate (“LIBOR”) or CoBank’s base rate (the “Base Rate”), in either case, plus an applicable margin.  The applicable margin is based on the Company’s leverage ratio.  The applicable margins range between 3.25% to 4.25% for LIBOR loans and between 2.25% and 3.25% for Base Rate loans.  The swingline loan will accrue interest at the Base Rate, plus an applicable margin.  The Term Loan A Facility will accrue interest at a fixed rate of 6.2860% plus an applicable margin based on the Company’s leverage ratio, ranging between 1.50% to 2.50%.

The Credit Agreement includes usual and customary covenants for credit facilities of this type, including covenants limiting debt, investments, dividends, transactions with affiliates, liens, mergers, asset sales, and material changes in the business of the Company or its subsidiaries.  The Credit Agreement also requires the Company, at the end of each fiscal quarter, to maintain a leverage ratio of less than or equal to (i) 3:25 to 1.00 for the period from March 2, 2011 through March 30, 2011, (ii) 3.00 to 1.00 for the period from March 31, 2011 through March 30, 2013, and (iii) 2.75 to 1.00 for the period from and after March 31, 2013.  The Credit Agreement also requires the Company, at the end of each fiscal quarter, to maintain an interest coverage ratio of greater than or equal to 3.5 to 1.0 and a consolidated net worth of not less than $200,000,000.

For events of default relating to bankruptcy or receivership, the amounts outstanding, including all accrued interest and any unpaid fees, become payable immediately.  For all other events of default, the Lenders may declare the amounts outstanding, including all accrued interest, payable immediately.  In addition, the Lenders may enforce any and all rights and remedies created under the Credit Agreement or applicable law.

The lenders and agents under the Credit Agreement and their affiliates have in the past provided, and may in the future provide, cash management and other services to the Company.  These parties have received, and may in the future receive, customary compensation from the Company for such services.

The Credit Agreement has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations and warranties of the parties in this Credit Agreement were made to, and solely for the benefit of, the other parties to this Credit Agreement. The assertions embodied in the representations and warranties may be qualified by information included in schedules, exhibits or other materials exchanged by the parties that may modify or create exceptions to the representations and warranties. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 with respect to the $264 million credit facility under the Credit Agreement dated as of March 2, 2011, is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
10.1

Credit Agreement dated as of March 2, 2011, among SureWest Communications, CoBank, ACB, in its capacity as administrative agent, as lead arranger, as bookrunner, as issuing lender, as swingline lender and as a lender, Royal Bank of Canada, as syndication agent, as bookrunner, as lead arranger and as a lender, Union Bank, N.A., as documentation agent, as lead arranger and as a lender, and each other lender from time to time party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREWEST COMMUNICATIONS

By:	/s/ Dan T. Bessey
Dan T. Bessey
Vice President and Chief Financial Officer

Date:  March 2, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1

Credit Agreement dated as of March 2, 2011, among SureWest Communications, CoBank, ACB, in its capacity as administrative agent, as lead arranger, as bookrunner, as issuing lender, as swingline lender and as a lender, Royal Bank of Canada, as syndication agent, as bookrunner, as lead arranger and as a lender, Union Bank, N.A., as documentation agent, as lead arranger and as a lender, and each other lender from time to time party thereto.